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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                             --------------------

                                   FORM 8-K
                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  APRIL 20, 1999

                             --------------------

                            ATRIUM COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)


          DELAWARE                                              75-2642488
       (State or other                 333-20095             (I.R.S. Employer
jurisdiction of incorporation)  (Commission File Number)  Identification Number)

        1341 W. MOCKINGBIRD LANE
               SUITE 1200W                                       75247
              DALLAS, TEXAS                                    (Zip code)
(Address of principal executive offices)


      Registrant's telephone number, including area code:  (214) 630-5757

                                      N/A
                 (former address if changed since last report)

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                   INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

      Atrium Companies, Inc. (the "Company") entered into a stock purchase agreement (the "Purchase Agreement"), dated as of April 20, 1999, among Heat, Inc. ("Heat"), its shareholders and optionholders, H.I.G. Vinyl, Inc., a Cayman Island corporation, H.I.G. Investment Fund, L.P., a Cayman Island limited partnership and H.I.G. Capital Management, Inc., a Delaware corporation, pursuant to which the Company expects to acquire Heat. The transactions contemplated in the Purchase Agreement value Heat at approximately $85 million.

      The closing of the transactions is dependent upon the expiration of the Hart-Scott-Rodino waiting period and other customary closing conditions as set forth in the Purchase Agreement.

      Except for historical information contained therein, the statements in the press release included as an exhibit hereto are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. There can be no assurance that the transactions contemplated in the Purchase Agreement will be consummated or that the statements made in the press release included as an exhibit hereto relating to future events will be achieved.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      EXHIBITS
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
          *99.1   Press Release of Atrium Companies, Inc. dated April 21, 1999.

______________________
*Filed herewith

                                       2

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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               ATRIUM CORPORATION

                               By:  /s/   Jeff L. Hull
                                  -----------------------------------------
                                  Name:   Jeff L. Hull
                                  Title:  Executive Vice President
                                          Chief Financial Officer and Secretary

Date: May 4, 1999


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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER
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
 *99.1     Press Release of Atrium Companies, Inc. dated April 21, 1999.

______________________
*Filed herewith